UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2007

The Travelers Companies, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

None

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

The Travelers Companies, Inc. (the “Company”) announced today that it has reached an agreement in principle with the plaintiffs to settle the previously disclosed purported class action In re St. Paul Travelers Securities Litigation II (see “Legal Proceedings - Shareholder Litigation and Related Proceedings” in the Company’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission).  The settlement is subject to a number of contingencies, including the negotiation and execution of definitive documentation and court approval.

The Company also announced today that it has reached an agreement in principle with the Attorneys General of the States of Florida, Hawaii, Maryland, Michigan, Oregon, Texas and West Virginia, the Commonwealths of Massachusetts and Pennsylvania and the District of Columbia, the Chief Financial Officer of the State of Florida and the Office of Insurance Regulation of the State of Florida, settling as to the Company their previously disclosed industry-wide investigations into producer compensation and insurance placement practices. The settlement is subject to court approvals.

These settlements will not have a material impact on the Company's results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2007	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg Title: Senior Vice President